Exhibit 99.1

Natural Gas Services Group Announces Upcoming Redomestication to Texas

Move Aligns the Company’s Legal Home with Its Corporate Headquarters and the Heart of Its Operations in Texas

SOUTHLAKE, Texas, July 8, 2026 -- Natural Gas Services Group, Inc. ("NGS" or the "Company") (NYSE:NGS), a leading provider of natural gas compression equipment, technology, and services to the energy industry, today announced that it expects to complete the redomestication of the Company’s state of incorporation from Colorado to Texas, effective on or about July 20, 2026. The Company’s shareholders approved the redomestication at the 2026 Annual Meeting of Shareholders held on June 10, 2026, with the proposal receiving the support of approximately 99% of the shares voted on the matter.
Texas is the center of NGS’s business. The Company is headquartered in Southlake, Texas, maintains administrative offices in Midland, Texas, and provides natural gas and electric compression services across the Permian Basin, Eagle Ford and other major oil and natural gas producing regions in the state. The redomestication aligns the Company’s state of incorporation with the location of its corporate headquarters, its people, and many of the customers and basins it serves.
“Redomesticating to Texas was a straightforward decision for NGS. Texas is where our headquarters are located, where our leadership team is based, and where much of our business is conducted. Aligning our state of incorporation with our operational home is the right long-term decision for the Company. Texas also offers a strong business climate and corporate legal framework that we believe benefits NGS and our shareholders. We appreciate the overwhelming support of our shareholders in approving this redomestication, and we are proud to call Texas home,” said Justin Jacobs, Chief Executive Officer of NGS.
The redomestication will be effected through a conversion under which NGS will change its state of incorporation from Colorado to Texas. The Company will continue in existence as a Texas corporation under the name “Natural Gas Services Group, Inc.” The redomestication will not result in any change to the Company’s business, operations, management, strategy, assets, or the location of its offices or facilities. NGS’s common stock is expected to continue its listing on the New York Stock Exchange under the symbol “NGS,” and shareholders will not be required to take any action.
In connection with the redomestication, the Company’s previously staggered board structure will be replaced with the annual election of directors, with all directors standing for election each year. The redomestication is expected to become effective upon the filing of the required conversion documents with the Secretaries of State of Texas and Colorado.
About Natural Gas Services Group, Inc.
Natural Gas Services Group is a leading provider of natural gas and electric compression equipment, technology and services to the energy industry. The Company rents, designs, installs, services and maintains natural gas and electric compressors for oil and natural gas production and processing facilities and midstream infrastructure. NGS is headquartered in Southlake, Texas, with an administrative office in Midland, Texas, an assembly facility located in Tulsa, Oklahoma, and service facilities located in major oil and natural gas producing basins throughout the United States. Additional information can be found at www.ngsgi.com.

Exhibit 99.1

Cautionary Statement Concerning Forward-Looking Statements
Certain statements herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “could,” “may,” “will,” “might,” “should,” “believe,” “expect,” “anticipate,” “upcoming,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions. All statements, other than statements of historical fact included herein, are forward-looking statements.
Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitation, statements with respect to the Company’s strategy and prospects, the timing and completion of the redomestication, the potential benefits that Texas’ corporate legal environment presents to the Company, and the potential benefits to the shareholders of the Company from the redomestication. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including its Form 10-K for the fiscal year ended December 31, 2025, and its other SEC filings. The Company undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.
For More Information, Contact:
Glenn Wiener, Investor Relations
(432) 262-2700
IR@ngsgi.com
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